Exhibit 31.2

CERTIFICATIONS:

I, Jeffery Ostapeic, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Appliance Recycling Centers of America, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	April 14, 2015	/s/ Jeffery Ostapeic
Jeffery Ostapeic
Chief Financial Officer